UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2010

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia (state or other jurisdiction of incorporation)	1-7102 (Commission File Number)	52-0891669 (I.R.S. Employer Identification No.)

Woodland Park 2201 Cooperative Way Herndon, VA	20171-3025 (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  (703) 709-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On June 1, 2010, National Rural Utilities Cooperative Finance Corporation (“CFC”)  executed Amendment No.1 to an agreement with Whiting-Turner Contracting Company,  for the construction of the new headquarters facility for CFC, at a cost not to exceed approximately $39.5 million. The original agreement dated August 26, 2009 was for site development work at a cost of approximately $4.7 million, which is not included in the cost of the construction of the new facility.
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Amendment No. 1 to the original agreement provides general conditions, labor and materials associated with the construction of the new CFC corporate headquarters facility in accordance with contract terms.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 1, 2010, John T. Evans, CFC Senior Vice President of Operations, was appointed Executive Vice President and Chief Operating Officer.  In connection with the appointment, Mr. Evans’ annual base salary was increased to $433,800 on June 1, 2010.  On the same date, J. Andrew Don, CFC’s Vice President, Capital Market Relations, was appointed Senior Vice President and Treasurer.

Biographical and other information with respect to Mr. Evans is contained in CFC’s Annual Report on Form 10-K for the period ended May 31, 2009 filed with the Securities and Exchange Commission on August 17, 2009, as amended on August 24, 2009, and is incorporated herein by reference.

Item 8.01                      Other Events

On May 27, 2010, CFC Board of Directors elected not to renew its ratings contract with Fitch Ratings Inc. (“Fitch”). Certain of CFC’s corporate debt and other instruments are rated by Fitch, Moody’s Investor Services and Standard & Poor’s Corporation. CFC’s decision not to renew its ratings contract with Fitch is based on the re-evaluation of its ratings needs and costs, and was not made in connection with any potential change in Fitch’s ratings. Any future ratings or analysis provided from Fitch will be based on information made publicly available by CFC.  CFC will continue to maintain contracts for ratings on its corporate debt and other instruments from Moody's Investor Services and Standard & Poor's Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

By: /s/ STEVEN L. LILLY___________________
      Steven L. Lilly
  Senior Vice President and Chief Financial Officer

Dated:  June 3, 2010